As filed with the Securities and Exchange Commission on December 22, 1997

                                            Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933


                      METRIS COMPANIES INC.
     (Exact name of registrant as specified in its charter)

          Delaware                          41-1849591
     (State or other jurisdiction           (I.R.S. Employer
     of incorporation or organization)      Identification No.)

     600 South Highway 169, Suite 1800
     St. Louis Park, Minnesota                   55426
    (Address of Principal Executive Offices)     (Zip Code)


                      METRIS COMPANIES INC.
            LONG-TERM INCENTIVE AND STOCK OPTION PLAN
                    (Full title of the plan)
                                                  Copy to:
     Z. Jill Barclift                         J. Andrew Herring, Esq.
     Metris Companies Inc.                    Dorsey & Whitney LLP
     600 South Highway 169, Suite 1800        Pillsbury Center South
     St. Louis Park, Minnesota 55426          220 South Sixth Street
     (Name and address of agent for service)  Minneapolis, Minnesota 55402

                            (612) 525-5020
  (Telephone number, including area code, of agent for service)


                 CALCULATION OF REGISTRATION FEE

                                                           Proposed maximum    Proposed maximum      Amount of
Title of securities                      Amount to be     offering price per  aggregate offering   registration
 to be registered                         registered        share (1)              price               fee

Common Stock, $.01 par value, to  be      1,860,000 shares   $      30.75     $ 58,357,500.00    $   17,215.46
issued pursuant to the Company's Long-
Term Incentive and Stock Option Plan

(1) Estimated solely for the purpose of
    calculating the registration fee pursuant to Rule 457(c) and based on the average of the high and low prices for shares of the registrant's Common Stock on NASDAQ National Market System on December 19, 1997.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The  following  documents that have been  filed  by  Metris
Companies  Inc. (the "Company") with the Securities and  Exchange
Commission  are  incorporated by reference in  this  Registration
Statement, as of their respective dates:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and
          September 30, 1997;

     (c)  The  Company's Current Reports on Form 8-K  dated
          October 15, 1997 and November 7, 1997; and

     (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated October 23, 1996, and any amendment or reports filed for the purpose of updating such description filed subsequent to the date of this Prospectus and prior to the termination of the offering described herein.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

ITEM 4.  DESCRIPTION  OF SECURITIES

     The description of the Company's capital stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the General Corporation Law of the State of Delaware provides that under certain circumstances a corporation may indemnify any person who is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      The Certificate and Bylaws of the Company provide that (a) the Company shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she is or was a director, officer or employee of the Company serving at its request as a director, officer, employee, trustee or agent of another enterprise and (b) the Company shall pay the expenses, including attorney's fees, incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount by the Company. The Certificate of Incorporation also provides that, to the extent permitted by law, the directors of the Company shall have no liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

      Officers and Directors of the Company are insured under a standard officers' and directors' liability insurance policy maintained by Fingerhut Companies, Inc., which owns over 80% of the Common Stock of the Company.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

Exhibit
Number                             Description

  4.1     Amended and   Restated  Certificate  of  Incorporation  of  the
          Company (incorporated by reference to Exhibit 3.a to the Company's Registration Statement on Form S-1,
          Registration No. 333-10831).

  4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.b to the Company's Registration Statement on Form S-
          1, Registration No. 333-10831).

  4.3 Metris Companies Inc. Long-Term Incentive and Stock Option Plan (incorporated by reference to Exhibit 10.h to the Company's Annual Report on Form 10-K for the year ended
          December 31, 1996).

  5.1     Opinion of Dorsey & Whitney LLP.

 23.1     Consent of Dorsey & Whitney LLP (included  in  Exhibit 5.1).

 23.2     Consent  of  KPMG Peat Marwick LLP Independent  Public Accountants.

 24.1      Power of Attorney.

ITEM  9.  UNDERTAKINGS

A. Post-Effective Amendments

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
   Statement:

      (i)   To  include  any  prospectus required  by  section
      10(a)(3) of the Securities Act of 1933;

      (ii)  To  reflect  in  the prospectus  any  facts  or
       events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii)   To  include  any  material  information   with
       respect   to  the  plan  of  distribution  not  previously
       disclosed in the Registration Statement or any material change to such information in the registration statement.

       Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Subsequent Documents Incorporated by Reference

    The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Claims for Indemnification

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                            SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis Park, State of Minnesota, on December 22, 1997.

                                  METRIS COMPANIES INC.

                                   By  /s/ Ronald N. Zebeck
                                           Ronald N. Zebeck
                                           President, Chief Executive
                                           Officer and Director

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By    /s/ Ronald N. Zebeck         Dated:   December 22, 1997
      Ronald N. Zebeck
      President, Chief Executive Officer and Director
      (Principal Executive Officer)

By   /s/ Robert W. Oberrender      Dated:   December 22, 1997
     Robert W. Oberrender
     Vice President and Chief Financial Officer
     (Principal Financial Officer)

By   /s/ Jean C. Benson            Dated:   December 22, 1997
    Jean C. Benson
    Director of Finance and Corporate Controller
    (Principal Accounting Officer)

By________________*______________
  Theodore Deikel
  Chairman of the Board of Directors

By________________*______________
  Dudley C. Mecum
  Director

By________________*______________
  Michael P. Sherman
  Director

By________________*______________
  Frank D. Trestman
  Director

By________________*______________
  Derek V. Smith
  Director

By________________*______________
  Lee R. Anderson
  Director

* By    /s/ Ronald N. Zebeck           Dated: December 22, 1997
        Ronald N. Zebeck
        Attorney-in-Fact


                          EXHIBIT INDEX


Exhibit
Number                          Description

 4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.a to the Company's Registration Statement on Form S-1,
          Registration No. 333-10831).

 4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.b to the Company's Registration Statement on Form S-
          1, Registration No. 333-10831).

 4.3 Metris Companies Inc. Long-Term Incentive and Stock Option Plan (incorporated by reference to Exhibit 10.h to the Company's Annual Report on Form 10-K for the year ended
          December 31, 1996).

 5.1      Opinion of Dorsey & Whitney LLP.

23.1      Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

23.2      Consent of KPMG Peat Marwick LLP Independent Public Accountants.

24.1      Power of Attorney.